UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 K Street, Suite 300 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2018, S&W Seed Company (the "Company") implemented an internal reorganization, principally to structure its management team along geographic lines instead of functional lines. As part of the reorganization:

  The Company promoted David Callachor to the position of Executive Vice President, International, reporting directly to Mark Wong, the Company's Chief Executive Officer. Mr. Callachor was previously Commercial Manager - Hybrid Crops for the Company. Mr. Callachor is a senior agribusiness executive with over 20 years of experience in the agriculture industry, including extensive international experience in hybrid seeds, traits and new technologies. Mr. Callachor has worked with several global seed companies prior to joining S&W earlier this year, including Advanta Seeds and, most recently, Limagrain as Group Sales Manager for South East Asia. He also has worked with Landmark, an Agrium Company, for several years in Australia.
  The Company appointed Don Panter as Executive Vice President, Americas, also reporting directly to Mr. Wong. Mr. Panter has more than 20 years of experience as an agribusiness executive, with time spent in both start-up and turn-around business situations and expertise in such areas as product/project development, global business, strategic planning and technology evaluation. Mr. Panter has held senior leadership positions at several seed and biotechnology companies including Stoneville Pedigreed Seed, Emergent Genetics, Harris Moran Seed Company and Mendel BioEnergy Seeds. Most recently, Mr. Panter was President and CEO of American DairyCo, a private equity-held, U.S.-based commercial dairy company consisting of about 10,000 dairy cows and agricultural operations across 5,000 acres in Florida and Georgia. Mr. Panter holds a Ph.D. in Plant Breeding and Genetics from the University of Tennessee, Knoxville.
  Danielson B. Gardner and Dennis C. Jury have been reassigned from their prior positions as Chief Marketing and Technology Officer and Executive Vice President of Operations and Chief Operating Officer, respectively. Mr. Gardner has been appointed as Senior Vice President, Technology and Breeding for the Americas, and Mr. Jury has been appointed as Senior Vice President, International Production and Supply Chain.

The Company anticipates that the recent management changes will help to improve its focus on key geographic markets while it works to expand its footprint in key crops, including sorghum, alfalfa, sunflower and stevia.

Forward Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding the anticipated benefits of the recent management changes on the Company's business and the advancement of its strategic initiatives. Words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually," or "projected" and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in such statements, including the risks that the Company's strategic initiatives may not achieve the expected results and the risks associated with the Company's ability to successfully optimize and commercialize its business. These and other risks are identified in the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and in the Company's other filings subsequently made with the Securities and Exchange Commission. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Date: October 31, 2018

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

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